EXHIBIT 99.1

For more information on Crossroads Systems, please contact:
Andrea C. Wenholz
Crossroads Systems, Inc.
512.928.6897 or 800.643.7148
info@crossroads.com

CROSSROADS SYSTEMS REPORTS SECOND QUARTER RESULTS

AUSTIN, Texas – May 25, 2004 – Crossroads Systems, Inc. (NASDAQ: CRDS), a leading provider of connectivity for storage networking solutions, today reported results for its fiscal second quarter ended April 30, 2004 (Q2’04).

Revenue was $7.4M for Q2’04 compared to $7.1M in the fiscal first quarter ended January 31, 2004 (Q1’04). The increase in revenue was due to the increased demand for both our storage routing and ServerAttach products. Net loss for Q2’04 was $732,000 or $0.03 per share compared to $1.0 million net loss, or $0.04 per share in Q1’04.

“We are pleased with the quarter and will continue to execute against our strategy by partnering and investing in solutions to capitalize on emerging market opportunities,” said Rob Sims, president and chief executive officer, Crossroads Systems.

Recent Highlights:

•	Q2’04 Operational Performance:

•	Gross margin of $5.2 million vs. $4.6 million in Q1’04

•	Gross margin percentage of 70 percent, the highest in the company’s history

•	Crossroads delivers “Intelligence At The Edge” for Midrange Libraries: Crossroads announced a new offering in its storage router product family, the 6240 Storage Router, enabling IT managers to build out networks of consolidated storage assets with improved performance, security, and reliability without sacrificing scalability. This router, along with Crossroads’ current line of products, serves as a platform for Crossroads “Intelligence At The Edge” by improving the understanding, utilization, and management of high performance tape library resources. The 6240 Storage Router was demonstrated at Storage Networking World Spring 2004 (SNW). The demonstration showcased library partitioning with simultaneous backup operations to different logical representations of the same physical tape devices. The significant advantage of this technology is the ability to transform a collection of tape devices into a pool of available storage with benefits that include more efficient allocation and improved utilization.

•	Crossroads and LeftHand Networks Announce Strategic Relationship: Crossroads entered into a strategic relationship with LeftHand Networks, the leading provider of complete, integrated IP storage area network (SAN) solutions, for the joint development of technology leveraging Crossroads’ core competencies in data routing networked storage connectivity with LeftHand Networks’ expertise in distributed storage utilization. This new technology leverages LeftHand Networks’ SAN/iQ™ operating system for flexible provisioning of Fibre Channel SAN services to IP-based servers. Crossroads also demonstrated this solution at SNW and product availability is planned for late 2004.

Conference Call

Crossroads will hold a conference call (630.395.0018; passcode: CROSSROADS) and simultaneous webcast (www.crossroads.com) at 3:30 P.M. (CDT) today. An audio replay of the call will be available by May 26th for a limited time by calling 203.369.0037 or by visiting the Crossroads website.

About Crossroads Systems, Inc.

With headquarters in Austin, Texas, Crossroads Systems (Nasdaq:CRDS) is a leading global provider of data routing solutions for Storage Area Networks (SANs). Crossroads’ solutions serve the growing storage connectivity and data storage markets, and are designed to help companies store, manage and ensure the integrity and availability of their data. Crossroads’ products are in solutions from companies such as EMC, HP and StorageTek, and are distributed through partners such as Bell Micro, DLT Solutions, Info-X, Promark, and TidalWire. Crossroads is a voting member of the Storage Networking Industry Association (SNIA). For more information about Crossroads Systems, please visit www.crossroads.com or call 800/643-7148.

Forward-Looking Statements

This release may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar phrases as they relate to Crossroads are intended to identify such forward-looking statements. These statements reflect the current views and assumptions of Crossroads, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: the quarterly fluctuations of Crossroads’ operating results and Crossroads’ inability to accurately predict revenue and budget for expenses for future periods; the extent to which Crossroads will maintain positive cash flow; the company’s ability to maintain its operating margins; the acceptance by our existing customers of any new family of products; any general economic slowdown, including, in particular, related expense reductions by organizations affecting their IT spending and budget which could impact sales; the dependence of Crossroads’ business on the storage area network market which is evolving and unpredictable; the possibility that the pending shareholder class action lawsuits could result in an adverse outcome to the company; unforeseen changes in anticipated expenses or revenues; the continuation of Crossroads’ successful relationships with its limited number of OEM customers; Crossroads’ inability to protect its intellectual property rights, as well as, other factors detailed in Crossroads’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on 10-Q. Crossroads expressly disclaims any obligation to release publicly any updates or revisions to the information contained in this press release or with respect to any future distribution of its stock by investors, or to update or revise any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

—TABLES ATTACHED—

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In Thousands)

	January 31,	April 30,
	2004	2004
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$31,450	$31,545
Accounts receivable, net	3,084	2,980
Inventories, net	1,511	1,631
Prepaids and other current assets	1,041	610

Total current assets	37,086	36,766
Property and equipment, net	2,805	2,621
Other assets	287	291

Total assets	$40,178	$39,678

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,317	$2,144
Accrued expenses	2,119	2,179
Accrued warranty costs	779	779
Deferred revenue	324	358

Total current liabilities	5,539	5,460
Minority interest	—	215
Stockholders’ equity	34,639	34,003

Total liabilities and stockholders’ equity	$40,178	$39,678

CROSSROADS SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
	2003	2004	2003	2004
Revenue:
Product	$8,142	$4,690	$17,703	$9,631
Royalty and other	437	2,735	548	4,919

Total revenue	8,579	7,425	18,251	14,550
Cost of revenue:
Product	5,090	2,150	11,470	4,629
Royalty and other	98	81	147	117

Total cost of revenue	5,188	2,231	11,617	4,746

Gross profit	3,391	5,194	6,634	9,804

Operating expenses:
Sales and marketing	990	1,244	2,015	2,384
Research and development	2,999	3,080	6,138	6,101
General and administrative	1,503	1,318	3,147	2,700
NexQL research and development	—	451	—	721
Business restructuring	(140)	(62)	(140)	(114)
Amortization of intangibles	—	—	173	—

Total operating expenses	5,352	6,031	11,333	11,792

Loss from operations	(1,961)	(837)	(4,699)	(1,988)
Interest income	143	105	304	226

Net Loss	$(1,818)	$(732)	$(4,395)	$(1,762)

Basic and diluted net loss per share	(0.08)	(0.03)	(0.18)	(0.07)
Shares used in computing basic and diluted net loss per share	24,147,186	25,169,405	24,625,775	24,931,730